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                                                                    Exhibit 5.1



                        PIPER MARBURY RUDNICK & WOLFE LLP


1251 Avenue of the Americas
New York, New York 10020-1104
www.piperrudnick.com

PHONE (212) 835-6000
FAX (212) 835-6001


                               December 15, 2000



5B Technologies Corporation
100 Sunyside Boulevard
Woodbury, New York 11797

       Re:  5B Technologies Corporation Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to 5B Technologies Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 of the Company (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on December 15, 2000, pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the sale of an aggregate of 2,046,722 shares of the Company's Common Stock, $0.04 par value (the "Common Stock"), issuable upon the exercise of certain warrants (the "Warrant Shares") and the conversion of certain shares of Series B 6% Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares").

         In connection therewith, we have examined the Registration Statement, the Certificate of Incorporation and Bylaws of the Company, the warrant agreement relating to the Warrant Shares, the Certificate of Designations relating to the Warrant Shares, the records of corporate proceedings of the Company and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others and have not independently verified the matters stated therein.

         Based upon the foregoing, we are of the opinion that (a) the Preferred Shares are duly authorized, and upon the issuance of the Preferred Shares in compliance with the Certificate of Designations of the Series B 6% Convertible Preferred Stock of the Company, will be validly issued, fully paid and non-assessable shares of

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                                                    5B Technologies Corporation
                                                              December 15, 2000
                                                                         Page 2


Common Stock, and (b) the Warrant Shares are duly authorized, and upon the issuance of and the payment for the Warrant Shares as provided for in the warrant agreement relating to the Warrant Shares, the Warrant Shares will be validly issued, fully paid and non-assessable.

         We call your attention to the fact that the members of this Firm who worked on the transactions contemplated herein are not licensed to practice law in any jurisdiction other than the State of New York. To the extent the laws of Delaware are or may be applicable in rendering the foregoing opinion, our opinion is based solely upon a review of the General Corporation Law of the State of Delaware. Accordingly, except as provided in the preceding sentence, we express no opinion with respect to the laws of any jurisdiction other than the State of New York and the federal laws of the United States typically applicable to transactions of the type contemplated by the Registration Statement. Without limiting the generality of the foregoing, we also express no opinion concerning compliance with the laws or regulations of any other jurisdiction or jurisdictions. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

         The opinion expressed in this letter is solely for the use of the Company in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. The opinion expressed in this letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ PIPER MARBURY RUDNICK & WOLFE LLP

                                          PIPER MARBURY RUDNICK & WOLFE LLP